Exhibit 24.2

                     SHATSWELL, MacLEOD & COMPANY, P.C.
                        CERTIFIED PUBLIC ACCOUNTANTS

                               83 PINE STREET
                   WEST PEABODY, MASSACHUSETTS 01960-3635
                               (508) 535-0206


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Slade's Ferry Bancorp

      We hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.

                                     /s/ Shatswell, MacLeod & Company, P.C.
                                     SHATSWELL, MacLEOD & COMPANY, P.C.

May 13, 1997
West Peabody, Massachusetts